CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

As independent public accountants, we hereby consent to the use of our Independent Accountant's Report dated November 13, 2009 for "Global Macro Total Return Composite" and to all references to our firm included in or made a part of Post-Effective Amendment #12 to the Valued Advisers Trust Registration Statement on Form N-1A in connection with the TEAM Asset Strategy Fund.

December 8, 2009

Ashland Partners & Company LLP

By: ______________________

Mel Ashland, CPA, CFP
Managing Partner